          As filed with the Securities and Exchange Commission on August 7, 2000
                                                      Registration No. 333-53435
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------


                          NETLOJIX COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                 87-0378021
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                                 501 BATH STREET
                         SANTA BARBARA, CALIFORNIA 93101
                                 (805) 884-6300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                              AMENDED AND RESTATED
                                1997 OPTION PLAN
                          (NEW BEST CONNECTIONS, INC.)
                            (Full Title of the Plan)


                                 JAMES P. PISANI
                          NETLOJIX COMMUNICATIONS, INC.
                                 501 BATH STREET
                         SANTA BARBARA, CALIFORNIA 93101
                                 (805) 884-6300
                   (Name, address, including zip code, and telephone number, including area code, of agent for service)


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         EXPLANATORY NOTE:

         On May 22, 1998, the Registrant filed its Registration Statement on Form S-8 (Registration No. 333-53435; the "Registration Statement") to register 1,292,000 shares of its Common Stock for sale pursuant to the Registrant's Amended and Restated 1997 Option Plan (New Best Connections, Inc.) (the "Plan"). In Item 9 of the Registration Statement, the Registrant undertook to remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering. The offering of shares pursuant to the Plan has now terminated. Of the 1,292,000 shares of the Registrant's Common Stock registered by the Registration Statement, 1,125,340 shares were sold prior to the termination of the offering. Accordingly, 166,660 shares remained unsold. Such shares are hereby removed from registration.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, California, on August 7, 2000.

                                         By /s/ ANTHONY E. PAPA
                                            ----------------------------
                                               Anthony E. Papa
                                               Chairman of the Board and
                                               Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 7, 2000.


                 SIGNATURE                               TITLE
                 ---------                               -----

       /s/ ANTHONY E. PAPA                   Chairman of the Board and Chief
  ------------------------------------       Executive Officer (Principal
           Anthony E. Papa                   Executive Officer)


                     *                       President, Chief Operating Officer,
  ------------------------------------       Secretary and Director
              James P. Pisani


                     *                       Chief Financial Officer (Principal
  ------------------------------------       Financial and Accounting Officer)
             Michael J. Ussery


                     *                       Director
  ------------------------------------
               John E. Allen


                     *                       Director
  ------------------------------------
             Jeffrey J. Jensen


                     *                       Director
  ------------------------------------
             Anthony D. Martin


         * By: /S/ ANTHONY E. PAPA
  ------------------------------------
              Attorney-in-Fact